Exhibit 4.3
AMENDMENT NO. 1 TO
SUPPLEMENTAL INDENTURE NO. 1
by and between
HEALTH CARE REIT, INC.
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A.
As of June 18, 2010
SUPPLEMENTAL TO THE INDENTURE DATED AS OF MARCH 15, 2010

HEALTH CARE REIT, INC.
3.00% Convertible Senior Notes due 2029

     This AMENDMENT NO. 1 TO SUPPLEMENTAL INDENTURE NO. 1 (this “Amendment No. 1”) is made and entered into as of June 18, 2010 by and between HEALTH CARE REIT, INC., a Delaware real estate investment trust (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., a national banking association (the “Trustee”).
WITNESSETH THAT:
     WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of March 15, 2010 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with Supplemental Indenture No. 1 dated as of March 15, 2010 (“Supplemental Indenture No. 1”), as amended by this Amendment No. 1 and as further amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the issuance of the Company’s senior debt securities to be issued from time to time in one or more series; and
     WHEREAS, pursuant to the terms of the Base Indenture and Supplemental Indenture No. 1, the Company established and issued a series of its Securities designated as its 3.00% Convertible Senior Notes due 2029 (the “Securities”) in the initial aggregate principal amount of $342,394,000, subject to the right of the Company to reopen such series for issuances of additional Securities of such series; and
     WHEREAS, the Company desires to reopen such series and issue $152,009,000 aggregate principal amount of additional Securities which will constitute a further issuance of, will be fungible with and will form a single series with the Securities, and will have the same CUSIP number and same terms as the Securities.
     NOW, THEREFORE, THIS AMENDMENT NO. 1 WITNESSETH:
     Pursuant to terms of the Base Indenture and Supplemental Indenture No. 1, the series of Securities established by the Supplemental Indenture No. 1 is hereby reopened and there is hereby authorized for issuance, authentication and delivery $152,009,000 aggregate principal amount of additional Securities (the “Additional Securities”) of the same series as the Securities initially issued under the Supplemental Indenture No. 1, and in consideration of the premises and the purchase and acceptance of the Additional Securities by the Holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Securities, that the Supplemental Indenture No. 1 is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:
ARTICLE 1
AMENDMENTS TO SUPPLEMENTAL INDENTURE NO. 1
     Section 1.1 The Supplemental Indenture No. 1 is hereby amended and supplemented as follows:
     (a) The series of Securities established by the Supplemental Indenture No. 1 is hereby reopened for the issuance of Additional Securities in an aggregate principal amount of $152,009,000, which shall constitute a further issuance of, will be fungible with and will form a single series with the Securities, with the same CUSIP number as the Securities, and shall have the same terms as the Securities, except that the Additional Securities will be issued on June 18, 2010, and interest on the Additional Securities shall accrue from June 1, 2010. The form of the Securities, including the Additional Securities, are set forth in the Supplemental Indenture No. 1, and such form with respect to the Additional Securities may contain such changes as may be appropriate to reflect the issuance of the Additional Securities and the amendment of the Supplemental Indenture No. 1 by this Amendment No. 1.
     (b) All references to the Securities in the Supplemental Indenture No. 1 and the form of the Securities set forth in the Supplemental Indenture No. 1 shall be amended, supplemented and deemed to include the Additional Securities issued hereunder, except that the date of issuance of, and the date from which interest will begin to accrue on, the Additional Securities shall be as set forth in this Amendment No. 1.
     (c) The Additional Securities shall be subject to, and be entitled to the benefits of the Supplemental Indenture No. 1, as amended hereby, except that the date of issuance of, and the date from which interest will begin to accrue on, the Additional Securities shall be as set forth in this Amendment No. 1.
ARTICLE 2
EFFECTIVENESS
     Section 2.1 This Amendment No. 1 shall be effective for all purposes as of the date and time this Amendment No. 1 has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.
ARTICLE 3
MISCELLANEOUS
     Section 3.1 Unless otherwise provided in this Amendment No. 1, all defined terms used in this Amendment No. 1 shall have the meanings assigned to them in the Supplemental Indenture No. 1.
     Section 3.2 In the event any provision of this Amendment No. 1 shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.
     Section 3.3 To the extent that any term of this Amendment No. 1 or the Securities (including the Additional Securities) are inconsistent with the terms of the Indenture, the terms of this Amendment No. 1 or the Securities (including the Additional Securities) shall govern and supersede such inconsistent terms.
     Section 3.4 This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.
     Section 3.5 This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment No. 1 to be executed as an instrument under seal in their respective corporate names as of the date first above written.

HEALTH CARE REIT, INC.
By:	/s/ George L. Chapman
	Name:	GEORGE L. CHAPMAN
	Title:	Chairman of the Board, Chief Executive Officer and President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee
By:	/s/ Christian J. Pastura
	Name:	CHRISTIAN J. PASTURA
	Title:	Senior Associate

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